CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of The Advisors’ Inner Circle Fund II of our report dated December 30, 2022, relating to the financial statements and financial highlights, which appears in Cardinal Small Cap Value Fund’s Annual Report on Form N-CSR for the year ended October 31, 2022. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 28, 2023

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of The Advisors’ Inner Circle Fund II of our report dated December 30, 2022, relating to the financial statements and financial highlights, which appears in Kopernik Global All-Cap Fund and Kopernik International Fund’s Annual Report on Form N-CSR for the year ended October 31, 2022. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 28, 2023